FOR IMMEDIATE RELEASE                       ALYCE SCHREIBER
                                            (954)  577-9225







            FINANTRA CAPITAL, INC. ACCOUNCES THE FORECLOSURE OF ITS
                 INVESTMENT IN TRAVELERS INVESTMENT CORPORATION

           PLANTATION, FL, May 17, 2001 -- Finantra Capital, Inc. (NASDAQ:
FANTE) today announced that on May 11, 2001 BHC Interim Funding L.P. ("BHC") foreclosed upon and sold at public sale, pursuant to rights triggered upon the continuance of events of default under its $3.65 million loan agreement with Finantra and Finantra's affiliates, all of the issued and outstanding capital stock of Travelers Investment Corporation ("TIC").

     The operations of TIC have recently accounted for a significant portion of the consolidated operating revenue of Finantra. As a consequence of the forgoing, Finantra is evaluating all of its alternatives, including a potential liquidation of its remaining assets.

ABOUT FINANTRA

           Finantra Capital, Inc. is a consumer finance company specializing in mortgage lending and servicing delivered through traditional and online processing systems.

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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR"
FOR FORWARD-LOOKING STATEMENTS. CERTAIN OF THE STATEMENTS CONTAINED HEREIN, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS WITH RESPECT TO EVENTS, THE OCCURRENCE OF WHICH INVOLVE RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS MAY BE IMPACTED, EITHER POSITIVELY OR NEGATIVELY, BY VARIOUS FACTORS. INFORMATION CONCERNING POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY IS DETAILED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.